EXHIBIT 99.3

PFO Global, Inc.

Unaudited Pro Forma Combined Financial Information

Introduction

PFO Global, Inc., formerly Energy Telecom, Inc. (the “Company” or “PFGB”), was incorporated in Florida on September 7, 1993 and reincorporated in Nevada on June 2, 2015. In conjunction with the reincorporation, each outstanding share of the Company’s Class A common stock was converted into 0.013647 shares of common stock, par value $0.0001 (“Common Stock”); each outstanding share of the Company’s Class B common stock was converted into 0.136468 shares of Common Stock; each outstanding share of Class A common stock held by the Company was retired and canceled; and each outstanding share of the Company’s Series A preferred stock was converted into 0.013647 shares of Series A preferred stock, par value $0.0001 (“Series A Preferred Stock”). PFGB is an operating company whose mission was to monetize its global utility patent portfolio with claims covering certain features of intelligent eyewear.

On June 30, 2015, (the “Effective Date”), PFGB entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PFO Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Pro Fit Optix Holding Company, LLC, a Florida limited liability company (“PFO”). Pursuant to the Merger Agreement, on the Effective Date, the Company completed the acquisition of PFO by means of a merger of Merger Sub with and into PFO, such that PFO became a wholly-owned subsidiary of the Company (the “Merger”). The closing of the Merger occurred simultaneously with the signing of the Merger Agreement.

PFO’s members immediately before the merger own a majority of PFGB after the merger, which represented a change in control of PFGB. For accounting purposes, the Merger was recognized in accordance with ASC 805-40, Reverse Acquisitions. Accordingly, PFGB has been recognized as the accounting acquiree in the Merger, with PFO being the accounting acquirer, and the consolidated financial statements for the reporting periods from January 1, 2015 through March 31, 2015 being those of PFO at historical cost, rather than those of PFGB. The consolidated financial statements for the periods since June 30, 2015, the day the Merger was consummated, recognize PFO and PFGB as a consolidated group for accounting and reporting purposes, albeit with a carryover capital structure inherited from PFGB (attributable to the legal structure of the transaction). Accordingly, net assets acquired were recorded at fair value of the shares retained by PFGB stockholders.

Pursuant to the terms of the Merger Agreement on June 30, 2015, PFGB issued an aggregate of 14,999,998 shares (the “Merger Shares”) of PFGB’s common stock, par value $0.0001 per share (the “Common Stock”), to the holders, immediately prior to the Effective Date, of PFO’s membership units and certain warrants to purchase PFO’s membership units, as consideration for the acquisition and the cancellation of such securities. Certain PFO convertible securities which did not convert into shares of Common Stock in the Merger (the “Non-Converting Securities”) were exchanged into like convertible securities to acquire shares of PFGB Common Stock, at an exercise price per share appropriately adjusted. The PFGB shareholders immediately prior to the Merger retained approximately 5,918,508 shares of Common Stock and equivalents, including (i) 1,622,508 shares of Common Stock retained by certain shareholders, (ii) 2,500,000 shares of Common Stock issuable upon the conversion of 23.98893367 shares of PFGB’s Series A preferred stock to be placed in escrow (the “Escrowed Shares”) and (iii) approximately 1,796,000 shares of Common Stock issued in connection with various investor relations firms and advisors to satisfy obligations of PFGB before the Effective Date.

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The unaudited pro forma combined balance sheet combines (i) the historical consolidated balance sheets of PFO and PFGB, giving effect to the acquisition as if it had been consummated on March 31, 2015, and (ii) the unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, giving effect to the acquisition as if it had occurred on January 1, 2014.

The historical consolidated financial statements of PFO and PFGB have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. It may be necessary to further reclassify PFGB’s combined financial statements to conform to those classifications that are determined by the combined company to be most appropriate. While some reclassifications of prior periods have been included in the unaudited pro forma combined financial statements, further reclassifications may be necessary.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with PFO treated as the acquiring entity. Accordingly, the fair value of shares retained by PFGB shareholders has been allocated to PFGB’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The shares retained by PFGB total 5,918,508 common share equivalents and were valued at approximately $3,906,000 based on a per share valuation of $0.66. The per share valuation was based on a discounted cash flow of estimated future financial results, valuation metrics of other companies in the same industry, a discount for lack of liquidity, the amount of outstanding debt, and other factors. PFGB also had liabilities of approximately $262,000 as of the Effective Date. The assets acquired and liabilities assumed were recorded at their fair values at the date of acquisition based on management’s estimates of such fair values. The excess of purchase price over the fair value of net assets acquired amounting to approximately $4,153,000 was recorded as goodwill. Transaction costs associated with this acquisition were expensed as incurred.

The pro forma purchase price allocations are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below. PFO estimated the fair value of PFGB’s assets and liabilities based on discussions with PFGB’s management, due diligence and information presented in financial statements. There can be no assurance that the final determination will not result in material changes.

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PFO Global, Inc.

Unaudited Pro Forma Combined Balance Sheets

As of March 31, 2015

	PFO	PFGB	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:

Cash	$48,040	$631	$-		$48,671
Accounts receivable, net	658,547	-	-		658,547
Inventories, net	907,050	-	-		907,050
Debt issue costs	472,963	-	-		472,963
Prepaid expenses and other current assets	283,187	2,850	(193,691	)(c)	92,346
Total current assets	2,369,787	3,481	(193,691)		2,179,577
Property and equipment, net	250,372	555	-		250,927
Deferred costs	293,732	-	-		293,732
Goodwill	-	-	4,153,463	(b)	4,153,463
Other assets	80,159	-	15,000	(a)	95,159
Total assets	$2,994,050	$4,036	$3,974,772		$6,972,858

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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	PFO	PFGB	Pro Forma Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$2,603,815	$88,855	$177,429		$2,870,099
Accrued liabilities	1,844,223	-	-		1,844,223
Accrued interest, related parties	963,836	-	-		963,836
Notes payable, related parties – current portion	32,053	-	-		32,053
Notes payable, net of discount – current portion	-	-	-		-
Derivative obligation	489,709	-	-		489,709
General unsecured claims – current portion	42,335	-	-		42,335
Total current liabilities	5,975,971	88,855	177,429		6,242,255

Notes payable, related parties – net of current portion	4,579,681	-	-		4,579,681
Notes payable, net of discount – net of current portion	5,077,862	-	-		5,077,862
Deferred revenue	2,582,198	-	-		2,582,198
Royalty obligation	1,500,000	-	-		1,500,000
General unsecured claims – net of current portion	28,005	-	-		28,005
Total long-term liabilities	13,767,746	-	-		13,767,746
Total liabilities	$19,743,717	88,855	177,429		20,010,001

Commitments and Contingencies

Stockholders’ deficit:
Preferred stock, par value $0.0001 per share, 5,000,000 shares authorized, 23.98893367 shares issued and outstanding	-	4	(4	)(d)	-
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 16,374,312 shares issued and outstanding	-	301,088	(301,088	)(d)	1,638
			342	(e)
			1,296	(f)
Member units, no par value	3,912,328	-	(3,912,328	)(f)	-
Additional paid-in capital	-	6,252,740	(6,252,740	)(d)	7,816,905
			3,905,873	(e)
			3,911,032	(f)
Accumulated deficit	(20,661,995)	(6,638,651)	6,638,651	(d)	(20,855,686)
			(193,691	)(c)
Total stockholders’ deficit	(16,749,667)	(84,819)	3,797,343		(13,037,143)
Total liabilities and stockholders’ deficit	$2,994,050	$4,036	$3,974,772		$6,972,858

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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PFO Global, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2015

	PFO	PFGB	Pro Forma Adjustments	Pro Forma Combined
Net sales	$765,791	$-	-	$765,791
Cost of sales	526,918	-	-	526,918
Gross profit	238,873	-	-	238,873

Operating Expenses
Personnel costs	1,103,394	-	-	1,103,394
General and administrative	630,965	119,580	-	750,545
Legal and professional fees	198,204	-	-	198,204
Sales and marketing	152,725	-	-	152,725
Depreciation and amortization	68,156	249	-	68,405
Bad debt expense	2,044	-	-	2,044
Total operating expenses	2,155,488	119,829	-	2,275,317

Operating loss	(1,916,615)	(119,829)	-	(2,036,444)

Non operating (income) expenses
Other (income) / expense	(222,213)	(3)	-	(222,216)
Interest expense, related parties	74,726	-	-	74,726
Interest expense, other	1,571,616	979	-	1,572,595
Fair value changes of derivative instruments, net	(776,810)	-	-	(776,810)
Total non operating (income) expenses	647,319	976	-	648,295
Loss before income taxes	(2,563,934)	(120,805)	-	(2,684,739)
Income taxes	-	-	-	-
Net loss	$(2,563,934)	$(120,805)	-	$(2,684,739)

Loss per share, basic and diluted				$(0.13)
Weighted average shares outstanding, basic and diluted				20,673,865

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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PFO Global, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2014

	PFO	PFGB	Pro Forma Adjustments	Pro Forma Combined
Net sales	$2,642,693	$1,292	-	$2,643,985
Cost of sales	2,058,927	1,271	-	2,060,198
Gross profit	583,766	21	-	583,787

Operating Expenses
Personnel costs	3,346,756	-	-	3,346,756
General and administrative	1,506,433	716,472	-	2,222,905
Legal and professional fees	1,222,068	-	-	1,222,068
Sales and marketing	415,597	-	-	415,597
Research and development	341,336	-	-	341,336
Depreciation and amortization	324,992	1,099	-	326,091
Bad debt expense	90,383	-	-	90,383

Total operating expenses	7,247,565	717,571	-	7,965,136
Operating loss	(6,663,799)	(717,550)	-	(7,381,349)

Non operating (income) expenses
Other (income) / expense	(338,354)	(104)	-	(338,458)
Interest expense, related parties	298,094	-	-	298,094
Interest expense, other	1,882,826	4,872	-	1,887,698
Fair value changes of derivative instruments, net	(52,206)	(52,071)	-	(104,277)
Total non operating (income) expenses	1,790,360	(47,303)	-	1,743,057
Loss before income taxes	(8,454,159)	(670,247)	-	(9,124,406)
Income taxes	-	-	-	-
Net loss	$(8,454,159)	$(670,247)	-	$(9,124,406)

Loss per share, basic and diluted				$(0.44)
Weighted average shares outstanding, basic and diluted				20,696,289

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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PFO Global, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1. Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of PFO and PFGB, after giving effect to the acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition on PFO.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of PFO and PFGB operations.

The unaudited pro forma combined balance sheet reflects the acquisition as if it has been consummated on March 31, 2015 and includes pro forma adjustments for our preliminary valuations of certain intangible assets. The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, reflects the acquisition as if it had occurred on January 1, 2014.

The pro forma combined balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill in the acquisition of PFGB (the accounting acquiree). The shares retained by PFGB total 5,918,508 common share equivalents and were valued at approximately $3,906,000 based on a per share valuation of $0.66. The per share valuation was based on a discounted cash flow of estimated future financial results, valuation metrics of other companies in the same industry, a discount for lack of liquidity, the amount of outstanding debt, and other factors. PFGB also had liabilities of approximately $262,000 as of the Effective Date. The assets acquired and liabilities assumed were recorded at their fair values at the date of acquisition based on management’s estimates of such fair values. The excess of purchase price over the fair value of net assets acquired amounting to approximately $4,153,000 was recorded as goodwill. Transaction costs associated with this acquisition were expensed as incurred. The preliminary consideration is as presented in the following table:

Assets acquired:
Patents	$15,000

Liabilities assumed:
Accounts payable	(262,248)
(247,248)
Goodwill	4,153,463
Total consideration	$3,906,215

Upon completion of the fair value assessment, we anticipate that the estimated purchase price and its allocation may differ from that outlined above primarily due to changes in assets and liabilities between the date of the preliminary assessment and that of our final assessment. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

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Note 2. Pro Forma Adjustments

a.	Intangible assets generated by the transaction represent patents of $15,000.
b.	The goodwill adjustment of $4.2 million includes goodwill created from the acquisition (See Note 1) and working capital differences.
c.	Prepaid IPO costs at March 31, 2015.
d.	Eliminate the historical stockholders’ equity accounts of PFGB at March 31, 2015.
e.	Shares retained by PFGB shareholders.
f.	Conversion of PFO member units into PFGB common shares.

Note 3. Loss per Share

The weighted average shares outstanding, basic and diluted, for the three months ended March 31, 2015 and the year ended December 31, 2014 include (a) the weighted average PFO member units outstanding during the periods including vested warrants with an exercise price of $0.01 per share, restated to reflect the equivalent number of PFGB common shares based on the Merger Agreement conversion ratios and (b) 5,918,508 common share equivalents retained by PFGB.

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